Example Template : 77O




















DWS Core Plus Income Fund










N-Sar February 1, 2011 - July 31, 2011










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of Funds
Total Assets
Brokers
Purchased
From
BEST BUY CO INC
086516AL5
3/8/2011
650,000,000
99.70

2,400,000
0.37%

CS, JPM, ML, UBS,
CITI, WELLS, BCLY,
BBVA, DB, FIFTH
THIRD, GS, HSBC,
MITSUBISHI UFJ,
MS, RBC,
CS
WELLS FARGO & COMPANY
94974BEV8
3/22/2011
2,500,000,000
99.79

1,780,000
0.07%

WELLS, BCLY,
BLAY, CASTLEOAK,
DB, GS, HSBC,
JPM, LEBENTHAL,
LLOYDS, LOOP,
MS, NABSEC, RBC,
TD, BLAIR
WACH
ALTRIA GROUP INC
02209SAL7
5/2/2011
1,500,000,000
99.58

720,000
0.05%

CITI, GS, RBS,
BRCLY, CASOAK,
CS, DB, HSBC, JPM,
LOOPCM, MS,
SANTAN, SCOTIA,
WFS
GS
CVS CAREMARK CORP
126650BX7
5/9/2011
1,500,000,000
98.33

745,000
0.05%

BRCLY, BNYMEL,
JPM, MLPFS, WFS,
DB, MS, RBS,
SUNRHI, USBI,
FTSEC,
KEYBCM, MIZ,
RBC, SMBNIK
BRCLY